As filed with the Securities and Exchange Commission on January 7, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________

ACCREDO HEALTH, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1642871 (I.R.S. employer identification number)

1640 Century Center Parkway, Suite 101
Memphis, Tennessee 38134
(901) 385-3688
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

SOUTHERN HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-1158608 (I.R.S. employer identification number)

1640 Century Center Parkway, Suite 101
Memphis, Tennessee 38134
(901) 385-3688
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

NOVA FACTOR, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-1439852 (I.R.S. employer identification number)

1620 Century Center Parkway, Suite 109
Memphis, Tennessee 38134
(901) 385-3600
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

HEMOPHILIA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-1439470 (I.R.S. employer identification number)

6820 Charlotte Pike, Suite 101
Nashville, Tennessee 37209
(800) 800-6606
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

PHARMACARE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3888838 (I.R.S. employer identification number)

8 Westchester Plaza
Elmsford, New York 10523
(914) 592-0333
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

SUNRISE HEALTH MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2136986 (I.R.S. employer identification number)

5980-E, F, G & H Unity Drive
Norcross, Georgia 30071
(770) 441-7995
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

BIO PARTNERS IN CARE, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1815573 (I.R.S. employer identification number)

3411 Office Park Dr., Suite 100
Dayton, Ohio 45439
(937) 293-5100
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

ACCREDO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3358535 (I.R.S. employer identification number)

1640 Century Center Parkway, Suite 101
Memphis, Tennessee 38134
(901) 385-3707
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

GENTIVA HEALTH SERVICES (INFUSION), INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3454100 (I.R.S. employer identification number)

1640 Century Center Parkway, Suite 101
Memphis, Tennessee 38134
(901) 385-3688
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

QUANTUM HEALTH RESOURCES, INC. (NEW YORK)
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	33-0500007 (I.R.S. employer identification number)

1640 Century Center Parkway, Suite 101
Memphis, Tennessee 38134
(901) 385-3688
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
_______________________________

David D. Stevens
Accredo Health, Incorporated
1640 Century City Parkway, Suite 101
Memphis, Tennessee 38134
Telephone: (901) 385-3688
Facsimile: (901) 385-3689
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_______________________________
Copies to:

Steven L. Pottle
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 881-7000
Facsimile: (404) 881-7777
_______________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest re-investment plans, please check the following box.☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box.☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.☐

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		Proposed maximum	Proposed maximum
CLASS OF SECURITIES	Amount to be	offering price	aggregate offering	Amount of
TO BE REGISTERED (1)	registered (2)(3)	per unit (4)(5)	price (3)(5)(6)	Registration Fee

Senior Debt Securities (7)	$500,000,000	100%	$500,000,000	$46,000
Subordinated Debt Securities (7)
Guarantees of the Debt Securities (8)
Common Stock, $0.01 par value, (7)

TITLE OF EACH		Proposed maximum	Proposed maximum
CLASS OF SECURITIES	Amount to be	offering price	aggregate offering	Amount of
TO BE REGISTERED (1)	registered (2)(3)	per unit (4)(5)	price (3)(5)(6)	Registration Fee

Preferred Stock, $1.00 par value (7)
Depositary Shares(7)
Warrants (9)

(1)	Includes an indeterminate number or principal amount of Senior Debt Securities, Subordinated Debt Securities, Guarantees of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants of Accredo Health, Incorporated as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $500,000,000. In addition, Securities registered hereunder may be sold either separately or as units comprised of more than one type of Security registered hereunder.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	Such amount represents the amount computed pursuant to Rule 457(o) for any Common Stock, the liquidation preference of any Preferred Stock, the principal amount of any Senior Debt Securities or Subordinated Debt Securities issued at their principal amount, the issue price of any Senior Debt Securities or Subordinated Debt Securities issued at an original issue discount, the issue price of any Warrants and the exercise price of any Securities issuable upon exercise of Warrants.
(4)	Estimated solely for the purpose of computing the registration fee.
(5)	Exclusive of accrued interest and distributions, if any.
(6)	No separate consideration will be received for the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock issuable upon conversion of, or in exchange for, Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares.
(7)	Also includes such indeterminate number of Senior Debt Securities, Subordinated Debt Securities, Depositary Shares and shares of Preferred Stock and Common Stock as may be issued upon conversion or exchange of any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares that provide for conversion or exchange into other Securities or upon exercise of Warrants for such Securities.
(8)	The guarantees, if any, of the Debt Securities by one or more of the existing or future subsidiaries of Accredo Health, Incorporated.
(9)	Warrants may be sold separately or with Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 7, 2003

PROSPECTUS

$500,000,000

ACCREDO HEALTH, INCORPORATED

Debt Securities and Guarantees of Debt Securities,
Common Stock, Preferred Stock, Depositary Shares and Warrants

     This prospectus provides you with a general description of the securities we may offer. We may from time to time offer and sell, in one or more series or classes, up to a total of $500,000,000 of the following debt and equity securities:

• debt securities	• preferred stock

• guarantees of debt securities	• depositary shares

• common stock	• warrants

     We may offer these securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We may sell the securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

     Our common stock is listed on the Nasdaq National Market under the symbol “ACDO.”

__________________________

     You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

__________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus is                    , 2003.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

     This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use the shelf registration statement to offer and sell up to a total of $500,000,000 of our securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “How to Obtain Additional Information.”

     You should rely only on the information contained or incorporated by reference in this prospectus and the supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

     We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

HOW TO OBTAIN ADDITIONAL INFORMATION

     We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference rooms at the following addresses:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	Seven World Trade Center 13th Floor New York, New York 10048	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661

     You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed on The Nasdaq National Market under the symbol “ACDO.” You may also inspect the reports and other information that we file with the SEC at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     We filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. The registration statement contains exhibits and other information that are not contained in this prospectus. For further information about us and about these securities, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC, as described above, or from us at the address provided on page 4.

THIS PROSPECTUS INCORPORATES INFORMATION
BY REFERENCE TO OTHER DOCUMENTS

     The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We are incorporating by reference the following documents that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K, for the fiscal year ended June 30, 2002;

•	Our Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2002;

•	Our Current Report on Form 8-K, filed January 7, 2003; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any amendment or report filed by us for the purpose of updating that description.

     We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address:

Accredo Health, Incorporated
1640 Century City Parkway, Suite 101
Memphis, Tennessee 38134
Telephone: (901) 385-3688
Attention: Investor Relations

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference in this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “assume,” “believe,” “estimate,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Our actual results may differ significantly from those expressed or implied in our forward-looking statements.

     Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002, which is incorporated by reference into this prospectus, and which we may update from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “This Prospectus Incorporates Information by Reference to Other Documents.”

     You should also carefully consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement. You should pay particular attention to those factors discussed in any supplement under the heading “Risk Factors.” You should not rely on the information contained in any forward-looking statements, and you should not expect us to update any forward-looking statements unless these statements become materially false or misleading.

ACCREDO HEALTH, INCORPORATED

     We are one of the largest providers of specialized pharmacy services in the United States. We provide these services on behalf of biopharmaceutical manufacturers to patients with chronic diseases, and we are paid for our products and services in two ways. We are paid for dispensing medications to patients similar to a typical retail pharmacy and we are also often paid by the manufacturer to provide additional services. Our services help simplify the difficult and often challenging medication process for patients with a chronic disease and help ensure that patients receive and take their medication as prescribed. Our services benefit biopharmaceutical manufacturers by accelerating patient acceptance of new drugs, facilitating patient compliance with the prescribed treatment, addressing difficult reimbursement issues and capturing valuable clinical information about a new drug’s effectiveness.

     Our services include specialized pharmacy services, clinical services, reimbursement services and delivery services. We provide overnight, temperature-controlled delivery of all drugs and supplies necessary for patients to self-administer their drug dosages safely and effectively in the privacy of their homes. Our pharmacists and customer service staff talk frequently with patients over the telephone, help them comply with prescribed treatment schedules and educate them about ways to manage their complex diseases more effectively. Our reimbursement specialists manage the complicated paperwork that is required to collect payment for the patient’s medication from insurance companies and managed care plans.

     We sell a limited number of drugs to our patients. We mainly focus our services on injectable drugs that:

•	are used on a recurring basis to treat chronic and potentially life-threatening diseases;

•	are expensive, with annual costs generally ranging from approximately $8,000 to $300,000 per patient;

•	are complex and clinically challenging with the potential for side effects or adverse reactions; and

•	require temperature control or other specialized handling.

     Our objective is to be the leading provider of specialized contract pharmacy services to biopharmaceutical manufacturers. Key elements of our strategy include: (i) expanding the number of chronic diseases served; (ii) leveraging our expertise to expand our service offerings; (iii) establishing additional relationships with academic medical centers and children’s hospitals that treat patients with costly, chronic diseases; (iv) increasing the number of our payor contracts; and (v) pursuing selective acquisitions of similar or complementary businesses.

     Accredo Health, Incorporated, was incorporated in Delaware in 1996. Our principal executive offices are located at 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134. Our telephone number at that address is 901-385-3688.

USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	repaying our outstanding bank debt or other indebtedness that we may from time to time incur;

•	financing future acquisitions that we may from time to time consider; and

•	general working capital.

     Pending this use, we may temporarily invest the net proceeds. We will disclose in the prospectus supplement any proposal to use the net proceeds from any offering of securities in connection with a planned acquisition.

SELECTED CONSOLIDATED FINANCIAL DATA

     On December 2, 2002, we completed a three-for-two stock split in the form of a 50% stock dividend. The selected consolidated financial data in the table below has been restated to give effect to the stock split. You should read the following selected consolidated financial data in conjunction with our annual report on Form 10-K for the year ended June 30, 2002 and our quarterly report on Form 10-Q for the three months ended September 30, 2002, which are incorporated herein by reference and together with the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in addition to other annual reports, quarterly reports and other information on file with the Securities and Exchange Commission.

     The selected consolidated statements of operations for the three month periods ended September 30, 2002 and 2001 and the selected consolidated balance sheet as of September 30, 2002, have been derived from our unaudited consolidated financial statements, which, in our opinion, include all adjustments necessary for a fair presentation of the information set forth below. The selected financial data as of and for the years ended June 30, 1998, 1999, 2000, 2001 and 2002 have been derived from our audited financial statements. The information set forth below is not necessarily indicative of the results of future operations.

     References to our common stock contained in our Annual Report on Form 10-K, our quarterly report on Form 10-Q and in other documents we filed with the Securities and Exchange Commission prior to the effective date of the stock split that are incorporated by reference into this registration statement may not have been adjusted to reflect the stock split.

						Three Months Ended
	Years Ended June 30,					September 30,

	1998	1999	2000	2001	2002(2)	2001	2002

	(in thousands, except per share data)
Statements of Operations Data:
Revenues:
Net patient revenue	$170,002	$244,158	$335,601	$446,007	$633,249	$122,295	$312,535
Other revenue	9,806	12,277	15,432	14,985	18,257	3,907	8,885
Equity in net income of joint ventures	1,150	1,919	2,002	1,148	2,067	446	345

Total revenues	180,958	258,354	353,035	462,140	653,573	126,648	321,765
Operating expenses:
Cost of sales	154,046	220,517	300,973	395,365	544,902	107,012	255,825
General and administrative	12,489	17,637	23,831	29,871	45,571	8,481	30,744
Bad debts	3,165	4,739	6,117	6,131	5,833	1,055	6,608
Restructuring charge	—	—	—	—	3,893	—	—
Depreciation and amortization	3,861	3,911	3,397	4,263	3,675	691	2,711

Total operating expenses	173,561	246,804	334,318	435,630	603,874	117,239	295,888

Operating income	7,397	11,550	18,717	26,510	49,699	9,409	25,877
Interest expense (income), net	3,552	3,165	2,136	(2,770)	(359)	(514)	(2,075)

Income before minority interest in income of consolidated joint venture, income taxes and extraordinary item	3,845	8,385	16,581	29,280	50,058	9,923	23,802
Minority interest in income of consolidated joint venture	—	—	(177)	(692)	(1,273)	(319)	(484)

Income before income taxes and extraordinary Item	3,845	8,385	16,404	28,588	48,785	9,604	23,318
Income tax expense	2,420	4,003	6,508	11,333	19,025	3,727	9,348

Income before extraordinary item	1,425	4,382	9,896	17,255	29,760	5,877	13,970
Extraordinary item for early extinguishment of debt, net of income tax benefit	—	(1,254)	—	—	—	—	—

Net income	1,425	3,128	9,896	17,255	29,760	5,877	13,970

						Three Months Ended
	Years Ended June 30,					September 30,

	1998	1999	2000	2001	2002(2)	2001	2002

	(in thousands, except per share data)
Mandatorily redeemable cumulative preferred stock dividends	(2,043)	(1,617)	—	—	—	—	—

Net income (loss) to common stockholders	$(618)	$1,511	$9,896	$17,255	$29,760	$5,877	$13,970

Diluted earnings per common share:
Income before extraordinary item	$0.08	$0.19	$0.30	$0.44	$0.73	$0.15	$0.29
Extraordinary item	—	(0.06)	—	—	—	—	—
Preferred stock dividends	(0.11)	(0.07)	—	—	—	—	—

Net income (loss) to common stockholders(1)	$(0.03)	$0.06	$0.30	$0.44	$0.73	$0.15	$0.29

Cash dividends declared on common stock	$—	$—	$—	$—	$—	$—	$—

	June 30,

	1998	1999	2000	2001	2002	September 30, 2002

Balance Sheet Data:
Cash and cash equivalents	$5,087	$5,542	$10,204	$54,520	$42,913	$10,886
Working capital	23,377	28,906	35,639	88,288	309,780	294,944
Total assets	114,049	146,746	205,229	289,244	924,829	887,710
Long-term debt	36,418	20,500	37,000	—	224,688	194,375
Mandatorily redeemable cumulative Preferred stock	29,792	—	—	—	—	—
Stockholders’ equity	12,801	64,127	77,544	189,170	471,054	489,243

(1)	Historical diluted loss per share for the period ended June 30, 1998 has been calculated using the same denominator as used for basic loss per share because the inclusion of dilutive securities in the denominator would have an anti-dilutive effect.

(2)	Our results for the fiscal year ended 2002 include the operations of the SPS business from June 14, 2002 through June 30, 2002.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and earnings by combined fixed charges and preferred stock dividends. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before extraordinary items and income taxes plus fixed charges, excluding capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of debt costs, discounts and issue costs, whether expensed or capitalized, and preferred stock dividends. The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Years Ended June 30,

	1998	1999	2000	2001	2002	Three Months Ended September 30, 2002

Ratio of Earnings to Fixed Charges:
Actual	1.92	2.76	6.04	27.36	27.67	7.89
Pro Forma (1)					5.67
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Years Ended June 30,

	1998	1999	2000	2001	2002	Three Months Ended September 30, 2002

Actual (2)	—	1.56	6.04	27.36	27.67	7.89
Pro Forma (1)					5.67

(1)	To give effect to the acquisitions of BioPartners in Care, Inc. on December 1, 2001 and the Specialty Pharmaceutical Services Division of Gentiva Health Services, Inc. on June 13, 2002, as if the acquisitions had occurred on July 1, 2001.

(2)	The earnings for 1998 are inadequate to cover the combined fixed charges and preferred stock dividends. Fixed charges and preferred stock dividends exceeded earnings by $1,593,000.

DESCRIPTION OF DEBT SECURITIES

General

     The following summary outlines the material terms of the senior debt securities and subordinated debt securities, which we collectively refer to as the debt securities, that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the prospectus supplement relating to the particular series of debt securities.

     We will issue the senior debt securities under an indenture, which we will enter into with Wachovia Bank, National Association, as trustee. We will also issue the subordinated debt securities under an indenture, which we will enter into with Wachovia Bank, National Association, as trustee. Except for the subordination provisions included in the subordinated indenture, the indentures are substantially identical. The indentures are subject to and governed by the Trust Indenture Act, and we may supplement the indentures from time to time after we execute them. The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to the form of either the senior or the subordinated indenture relating to the particular series of debt securities, each of which we have filed as an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description will have the meanings in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus.

Terms

     The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, but will be subordinated to all of our existing and future secured indebtedness, if any. The indebtedness represented by the subordinated debt securities will rank junior in right of payment, under the terms contained in the subordinated indenture, and will be subject to our prior payment in full of our senior debt all as described under “—Subordination.”

     The amount of debt securities we offer will be limited to the amount described on the cover of this prospectus. We may issue the debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

     Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

     You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

     (1)  the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities, including junior subordinated debt securities;

     (2)  the total principal amount of the debt securities of the series and any limit on the total principal amount;

     (3)  the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

     (4)  the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

     (5)  if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

     (6)  the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

     (7)  the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

     (8)  the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

     (9)  the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indenture), interest or Additional Amounts (as defined in the indenture) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

     (10)  the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

     (11)  any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

     (12)  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered securities of or within the series shall be issuable;

     (13)  if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

     (14)  the currency or currencies in which we will sell the debt securities and in which the debt securities of the series will be denominated and payable;

     (15)  whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

     (16)  whether the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

     (17)  any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

     (18)  any deletions from, modifications of or additions to the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

     (19)  whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions;

     (20)  whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

     (21)  the applicability, if any, of the defeasance or covenant defeasance provisions described below under “—Discharge, Defeasance and Covenant Defeasance”;

     (22)  any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

     (23)  whether we may extend the interest payment periods and, if so, the terms of any extension;

     (24)  if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

     (25)  any other covenant or warranty included for the benefit of the debt securities of the series;

     (26)  any proposed listing of the debt securities of the series on any securities exchange; and

     (27)  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

     The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

     We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

     Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

     The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Denominations, Interest, Registration and Transfer

     Unless the applicable prospectus supplement states otherwise, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.

     Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially located at 2525 West End Avenue, Suite 1200, Nashville, Tennessee 37203. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us. After this time, the holder of the debt security will be able to look only to us for payment.

     Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

     (1)  be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee, or

     (2)  may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

     If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such not less than ten days before the special record date.

     Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

     If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither we nor any trustee will be required to do any of the following:

     (1)  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

     (2)  register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

     (3)  exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

     (4)  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Global Securities

     The debt securities in registered form of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, one or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global securities or securities. Unless and until it is wholly exchanged for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the debt securities. Ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and ownership of persons who hold debt securities through participants will be reflected on the records of participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair a person’s ability to own, transfer or pledge beneficial interests in a registered global security.

     So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that once the depositary receives any payment of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the registered global security or securities representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

     Debt securities in bearer form of a series may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer form global security, with respect to any portion of a series of debt securities to be represented by a bearer form global security will be described in the applicable prospectus supplement.

Merger, Consolidation or Sale

     We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that:

     (1)  we are the survivor in the merger, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States and expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

     (2)  immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default;

     (3)  if, as a result of the transaction, our property or assets would be subject to an encumbrance that would not be permitted under the indenture, we shall take steps to secure the debt securities equally and ratably with all indebtedness secured in the transaction; and

     (4)  certain other conditions that are described in the indentures are met. Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.

     This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Certain Covenants

     Existence. Except as permitted under “—Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.

     Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements for those properties, as we in our judgment believe is necessary so that we may carry on the business related to those properties properly and advantageously at all times; provided, however, that we will not be prevented from selling or otherwise disposing of our properties or the properties of our subsidiaries in the ordinary course of business.

     Payment of Taxes and Other Claims. We will pay or discharge, or cause to be paid or discharged, before they become delinquent,

     (1)  all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary of ours or upon our income, profits or property or that of any subsidiary of ours, and

     (2)  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary of ours;

provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

     Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we are or would be required to file annual reports, quarterly reports and other documents with the SEC pursuant to such Section 13 and 15(d):

     (1)  file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; and

     (2)  promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

     Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

     Covenants Relating to Junior Subordinated Debt Securities. In the subordinated indenture that governs the terms of the junior subordinated debt securities we issue to a trust, in connection with the issuance of trust securities, we will covenant that, so long as any preferred securities of the trust remain outstanding, if there has occurred any event that would constitute an event of default under the applicable trust guarantee or amended declaration or if we have extended the interest payment periods of the junior subordinated debt securities, we will not do any of the following:

(1) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, except for

• purchases or acquisitions of shares of common stock in connection with the satisfaction of our obligations under any employee benefit plans or the satisfaction of our obligations pursuant to any contract or security outstanding on the date of the event, which requires us to purchase shares of our common stock,

• as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or

• the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

(2) make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities (including guarantees) we have issued which rank equally with or junior to the subordinated debt securities held by the applicable trust; or

(3) make any guarantee payments on any obligations ranking equally with or junior to the subordinated debt securities held by the trust, except under the applicable trust guarantee.

     Additional Covenants. Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

     Except as otherwise described in the applicable prospectus supplement, each indenture provides that the following events are “Events of Default” with respect to any series of debt securities we may issue under those indentures:

(1) we fail for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

(2) we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3) we fail to make any sinking fund payment when due as required for any debt security of that series;

(4) we default in the performance or breach of any other covenant or agreement we made in the indenture other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5) we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us or any subsidiary of ours that we have guaranteed that has a principal amount outstanding that is more than $10,000,000 (other than non-recourse indebtedness), which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to us in accordance with the indenture;

(6) certain events of bankruptcy, insolvency or reorganization occur; and

(7) any other event of default specified in the applicable prospectus supplement occurs.

     If there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the securities of and any premium or Make-Whole Amount on, all of the debt securities of that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

(1) we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts, on the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2) all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

     Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

(1) our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

(2) a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

     The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

(1) our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

(2) any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.

     Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after (1) it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee and (2) no direction inconsistent with such written request has been given to the trustee during that 60 day period by the holders of a majority in principal amount of the outstanding securities of the series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.

     Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

     Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

     Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

(1) change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

(3) reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(4) change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(6) reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

(7) make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

(8) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

     We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

(1) to evidence the succession of another person to us as obligor under the indenture;

(2) to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall . become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or . not apply to any outstanding debt securities created prior to the change or elimination;

(6) to secure the debt securities;

(7) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

(8) to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in an indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

(10) to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

(11) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect; or

(12) to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property.

Subordination

     Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated provisions will apply to the subordinated debt securities.

     The subordinated debt securities, including any junior subordinated debt securities we issue in connection with the issuance of any trust preferred securities by a trust, will be unsecured and subordinated in right of payment to all of our existing and future secured and senior indebtedness. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.

     We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt, or if there is a judicial proceeding pending with respect to our default on our senior debt and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full. Because of this subordination, in the event of a distribution of our assets upon insolvency, certain of our general creditors may recover more on a proportional basis than holders of the subordinated debt securities.

     Senior debt is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money we have borrowed;

(2) debt evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

(4) any debt of others described in the preceding clauses (1) through (3) which we have guaranteed or for which we are otherwise liable;

(5) debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(6) our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease;

(7) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8) our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments.

     provided, however, that, in computing our debt, any particular debt will be excluded if,

(1) upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

(2) we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.

     Senior debt will exclude the following:

(1) any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

(2) our subordinated debt securities;

(3) any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

(4) debt to any employee of ours; and

(5) all other junior subordinated debentures issued by us from time to time and sold to subsidiaries of ours, including any limited liability companies, partnerships or trust established or to be established by us, in each case where the subsidiary is similar in purpose to one of the trusts.

     There is no limit on the amount of senior debt or other debt that we may incur.

Discharge, Defeasance and Covenant Defeasance

     Unless the terms of a series of debt securities provides otherwise, under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.

     In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

(1) to be defeased and be discharged from any and all obligations with respect to the debt securities of that series; except our obligations to

• pay any Additional Amounts upon the occurrence of certain tax and other events,

• register the transfer or exchange of the debt securities,

• replace temporary or mutilated, destroyed, lost or stolen debt securities,

• maintain an office or agency for the debt securities, and

• to hold moneys for payment in trust; or

(2) to be defeased and discharged from our obligations with respect to the debt securities of that series described under “—Certain Covenants” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

     If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

     We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things,

(1) we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

(2) any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

(3) no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

     Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security, or

(2) a conversion event (as defined below) occurs in respect of the currency in which the deposit was made,

     the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.

     Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

(1) a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or

(2) any currency unit or composite currency for the purposes for which it was established.

     Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

     In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

(1) the event of default described in clause (4) of the first paragraph under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series, or

(2) the event of default described in clause (7) under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

     then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

     The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property of ours will be set forth in the applicable prospectus supplement. These terms will include:

(1) the conversion or exchange price, or manner for calculating a price;

(2) the exchange or conversion period; and

(3) whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

     The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property of ours as of a time stated in the prospectus supplement. The conversion exchange price of any debt securities of any series that is convertible into our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Governing Law

     The indentures are governed by and will be construed in accordance with the laws of the State of New York.

Redemption of Debt Securities

     If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

     From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF COMMON STOCK

     The following summary of the terms of our common stock, including our amended and restated certificate of incorporation, as amended, and bylaws, may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement which contains this prospectus. You should refer to, and read this summary together with, our certificate of incorporation and bylaws to review all of the terms of our common stock that may be important to you.

General

     Under our certificate of incorporation, we are authorized to issue a total of 50,000,000 shares of common stock. As of December      , 2002, we had issued and outstanding            shares of our common stock held by approximately            shareholders of record. All outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq National Market under the symbol “ACDO.”

     The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are not entitled to cumulative voting in the election of directors. The holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The Company currently anticipates that all of its earnings will be retained to finance the growth and development of its business and, therefore, does not anticipate that any cash dividends will be declared on the Common Stock in the foreseeable future. The holders of Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of the Company. The Certificate of Incorporation gives holders of Common Stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and nonassessable. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws Having an Anti-Takeover Effect

     The following summary concerns applicable provisions of Delaware law that could be viewed as having the effect of discouraging an attempt to obtain control of us, even where some shareholders could find an acquisition desirable. This summary is not complete and is qualified in its entirety by reference to those provisions of Delaware law.

     Certain provisions of the Certificate of Incorporation and the Company’s Amended and Restated Bylaws (the “Bylaws”) may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

     Delaware Anti-Takeover Law.

     Section 203 of the DGCL (“Section 203”) applies to the Company and generally provides that a person who, together with affiliates and associates owns, or within three years did own, 15% or more of the outstanding voting stock of a corporation subject to the statute (an “Interested Stockholder”), but less than 85% of such stock, may not engage in certain business combinations with the corporation for a period of three years after the date on which the person became an Interested Stockholder unless (i) prior to such date, the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder, (ii) the Interested Stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an Interested Stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (iii) subsequent to such date, the business combination is approved by the corporation’s board of directors and authorized at a stockholders’ meeting by a vote of at least two-thirds of the corporation’s outstanding voting stock not owned by the Interested Stockholder. Section 203 defines the term “business combination” to encompass a wide variety of transactions with or caused by an Interested Stockholder, including mergers, asset sales, and other transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. The Company’s stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203, which election would be effective 12 months after such adoption. Neither the Certificate of Incorporation nor the Bylaws presently exclude the Company from the restrictions imposed by Section 203, and the restrictions imposed by Section 203 apply to the Company. The provisions of Section 203 could delay or frustrate a change in control of the Company, deny stockholders the receipt of a premium on their Common Stock and have a depressing effect on the market price of the Common Stock. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders.

     Classified Board of Directors.

     The Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. A director may be removed from office prior to the expiration of his or her term only “for cause,” so any person acquiring control of the Company would need three annual meetings to replace all of the members of the Board of Directors. The classified board provision of the Certificate of Incorporation could have the effect of making the removal of incumbent directors more time-consuming and difficult, and, therefore discouraging a 60 third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The Company believes that a classified Board of Directors will help to assure the continuity and stability of the Board of Directors and of the business strategies and policies of the Company as determined by the Board of Directors. See “Management.”

     Number of Directors; Removal; Filling Vacancies.

     The Certificate of Incorporation and Bylaws provide that the number of directors will be fixed from time to time with the consent of two-thirds of the Board of Directors. Moreover, the Certificate of Incorporation provides that directors may only be removed with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors. This provision prevents stockholders from removing any incumbent director without cause and allows two-thirds of the incumbent directors to add additional directors without approval of stockholders until the next annual meeting of stockholders at which directors of that class are elected.

     Advance Notice of Nominations and Stockholder Proposals.

     The Bylaws contain a provision requiring at least 60 but no more than 90 days advance notice by a stockholder of a proposal or director nomination that such stockholder desires to present at any annual or special meeting of stockholders, which would prevent a stockholder from making a proposal or a director nomination at a stockholder meeting without the Company having advance notice of the proposal or director nomination. This provision could make a change in control more difficult by providing the directors of the Company with more time to prepare an opposition to a proposed change in control.

     Vote Requirement for Calling Special Meeting.

     The Bylaws also contain a provision requiring the vote of the holders of two-thirds of the outstanding Common Stock in order to call a special meeting of stockholders. This provision would prevent a stockholder with less than a two-thirds interest from calling a special meeting to consider a merger unless such stockholder had first garnered adequate support from a sufficient number of other stockholders.

     Limitation of Director Liability.

     Section 102(b)(7) of the DGCL authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) of the DGCL does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors to the Company or its stockholders to the full extent permitted by such Section 102(b). Specifically, directors of the Company are not to be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Indemnification.

     To the maximum extent permitted by law, the Certificate of Incorporation provides for mandatory indemnification of directors and officers of the Company against any expense, liability or loss to which they may become subject, or which they may incur, as a result of being or having been a director or officer of the Company. In addition, the Company must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims.

Other

     Holders of our common stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class and have no conversion or sinking fund rights.

Transfer Agent

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, located in New York City at 40 Wall Street, 46th Floor, New York, New York 10005.

DESCRIPTION OF PREFERRED STOCK

     The following summary describes generally the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the certificate of designations and the applicable prospectus supplement to review and the terms of a particular series of our preferred stock that may be important to you.

     In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

General

     Under our certificate of incorporation, our board of directors is authorized, without shareholder action, to authorize the issuance of up to 5,000,000 shares of our preferred stock, in one or more series. For each series of preferred stock, our board of directors may determine the voting powers, which shall not exceed one vote per share of preferred stock on any or all matters voted upon our shareholders generally, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions.

     The prospectus supplement relating to a particular series of our preferred stock will describe the following specific terms of the series:

(1)	the title, designation, number of shares and stated value of the preferred stock;

(2)	the price at which we will issue the preferred stock;

(3)	the dividend rate, or method of calculating the dividend rate, the payment dates for dividends, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

(4)	whether the preferred stock will be subject to redemption, and the redemption price and other terms and conditions relative to the redemption rights;

(5)	any sinking fund provisions;

(6)	whether shares of the preferred stock will be convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions upon which it may be converted or exchanged;

(7)	whether the shares of the preferred stock are denominated in, or payments may be payable in, a currency or currencies, other than the currency of the United States of America;

(8)	the method by which amounts of the preferred stock may be calculated and any price, currencies or currency exchange rates, commodity prices, equity indices or other factors relevant to the calculation;

(9)	the place or places where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock; and

(10)	any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

     Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank equally in all respects with each other series.

Dividends

     Holders of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors out of legally available funds and as permitted under the terms of our credit agreement. The rates and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock ledger on the record dates that are fixed by our board of directors. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination and the rates may be fixed, variable or both. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Rights

     Unless otherwise stated in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, the holders of each series of our preferred stock will be entitled to receive liquidating distributions out of the assets available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or any other class or series of stock ranking junior to the series of preferred stock. The liquidating distributions will be in the amount stated or determined by the applicable prospectus supplement plus all accrued and unpaid dividends up to the date of distribution for the current period and, if the preferred stock is cumulative, the previous dividend periods.

     If we voluntarily or involuntarily liquidate, dissolve or wind up, and the amounts payable relating to the preferred stock and any other shares of our stock of equal ranking in terms of liquidation rights are not paid in full, then the holders of our preferred stock and other securities will have a right to a ratable portion of our available assets, up to the full amount of liquidation preference that they have. The holders of the preferred stock will not be entitled to any other amounts once they have received the full payments to which they are entitled.

Redemption and Sinking Fund

     The prospectus supplement related to a series of preferred stock will describe any terms on which the preferred stock may be subject to optional or mandatory redemption, in whole or in part, or may have the benefit of a sinking fund.

Voting Rights

     The prospectus supplement related to a series of preferred stock will describe the voting rights, if any, of that preferred stock.

     Under Delaware law, even if we issue a series of preferred stock that does not have voting rights, holders of that series of preferred stock will nonetheless have the right to vote as a class upon any proposed amendment to the certificate of incorporation that would:

(1)	increase or decrease the aggregate number of authorized shares of that series;

(2)	effect an exchange or reclassification of all or part of the shares of the series into shares of another series;

(3)	effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class or series into shares of the series;

(4)	change the designation, rights, preferences or limitations of all or a part of the shares of the series;

(5)	change the shares of all or part of the series into a different number of shares of the same series;

(6)	limit or deny an existing preemptive right of all or part of the shares of the series;

(7)	cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the series; or

(8)	cancel, redeem or repurchase all or part of the shares of the series.

     Delaware law also provides that shares of a series not otherwise entitled to vote on a merger are entitled to vote on a plan of merger if the plan contains a provision that, if contained in a proposed amendment to the certificate of incorporation, would require approval by the holders of shares of that series.

Conversion And Exchange Rights

     The prospectus supplement will indicate any terms on which shares of any series of preferred stock are convertible or exchangeable. The prospectus supplement will describe the securities or rights into which the preferred stock is convertible or exchangeable, and may include other preferred stock, debt securities, common stock or other securities, rights or property, or securities of other issuers, or any combination of our securities, rights and property and the securities of other issuers. The terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the prospectus supplement will state the time and manner of calculating the consideration to be received by the holders the preferred stock.

Transfer Agent and Registrar

     We will designate the transfer agent, registrar and dividend disbursement agent for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

     The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC at or prior to the time we issue the depositary shares.

Description of Depositary Shares

     We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

     We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

     While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

     A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

     The depositary has agreed to pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

     In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

     If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will do anything the depositary asks us to do in order to enable it to vote as a holder has instructed. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

     The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

     The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.

     The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of us. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

     We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

     The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

     We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

     We will pay all transfer and other taxes and governmental charges in connection with the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and the charges that are expressly provided in the deposit agreement to be for the holders account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

     The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary are not liable if either of us exercises discretion permitted under the deposit agreement;

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

     In the deposit agreement, we and the depositary will agree to indemnify each other under certain circumstances.

Resignation and Removal of Depositary

     The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. The resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

     The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement.

     We may issue warrants to purchase debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not have any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

     The applicable prospectus supplement will describe the terms of any warrants, including the following:

(1)	the title of the warrants;

(2)	the aggregate number of warrants;

(3)	the price or prices at which the warrants will be issued and sold, if any;

(4)	the designation and terms of the securities purchasable upon exercise of the warrants;

(5)	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

(6)	whether the warrants will be issued in registered form or bearer form;

(7)	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

(8)	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

(9)	information with respect to book-entry procedures, if any;

(10)	anti-dilution provisions of the warrants, if any;

(11)	redemption or call provisions, if any, that are applicable to the warrants;

(12)	the currency or currency units in which the offering price, if any, and the exercise price are payable;

(13)	if applicable, a summary of the United States federal income tax considerations; and

(14)	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

PLAN OF DISTRIBUTION

     We may from time to time offer and sell the securities described in this prospectus directly to purchasers, or to or through underwriters, dealers or designated agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable supplement to this prospectus. We may sell the securities at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

     We also may authorize underwriters acting as our agents to offer and sell the securities upon terms and conditions that will be described in the applicable prospectus supplement.

     In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. These underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any persons whom we use to assist us in the offer and sale of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us or any profit realized from their resale of the securities may be deemed to be underwriting discounts and commissions under the securities laws.

     Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms about those securities and about the offering. We will identify any underwriter or agent that we use, as well as any compensation that these underwriters or agents will receive from us or otherwise, in the applicable prospectus supplement. The prospectus supplement will also include information regarding the terms of our relationship with any underwriters or agents, their obligations with respect to that offering, and information regarding the proceeds that we will receive and our expected use of those proceeds.

     Unless we indicate otherwise in the related prospectus supplement, the securities will be a “new issue” with no established trading market, other than our common stock which is listed on the Nasdaq National Market, or “Nasdaq.” If we sell common stock under this prospectus and the related supplement, the common stock will be listed on Nasdaq, subject to our giving official notice to Nasdaq of our sale of additional shares of common stock. We may elect to list any of the other securities on a securities exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but no underwriter will be obligated to do so. If any underwriter does make a market in series of the securities, that underwriter may discontinue its market-making activities at any time without notice to us or to you. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

     If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

     We may enter into agreements with underwriters, dealers and agents who agree to assist us in the offer and sale of the securities. Under these agreements, we may agree to indemnify the underwriters, dealers and agents against certain liabilities, including liabilities under the securities laws, and we also may agree to contribution relating to any payments that the underwriters, dealers or agents may be required to make under the securities or other laws. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

     We will set forth the place and time of delivery of the securities in the prospectus supplement.

     Any underwriters, dealers or agents that assist us in the offer and sale of the securities may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL OPINIONS

     The legality and validity of the securities offered by this prospectus, as well as certain federal income tax matters, will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

     The consolidated financial statements of Accredo Health, Incorporated appearing in Accredo Health, Incorporated’s Annual Report (Form 10-K) for the year ended June 30, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the securities covered by this Registration Statement are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

SEC Registration Fee	$46,000
Nasdaq Listing Fee	*
Blue Sky Fees and Expenses	*
Printing and Engraving Costs	*
Rating Agencies’ Fees	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Trustee and Registrar Fees	*
Miscellaneous	*

Total	*

*	To be filed by amendment, Form 8-K or Rule 424 filing.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Accredo’s Amended and Restated Certificate of Incorporation provides that Accredo shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify its officers and directors.

     Section 145 permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the name of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Accredo’s Amended and Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Accredo has purchased a policy of director’s and officer’s insurance that would in certain instances provide the funds necessary for Accredo to meet its indemnification obligations under its Amended and Restated Certificate of Incorporation.

ITEM 16. EXHIBITS

Exhibit	Description

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (File Number 333-62679)).
4.2	Certificate of Amendment of the Certificate of Incorporation of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2000)
4.3	Certificate of Amendment dated July 24, 2002 of the Certificate of Incorporation of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002)
4.4	Amended and Restated Bylaws of Accredo Health, Incorporated (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (File Number 333-62679))
4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File Number 333-62679)).
4.6	Form of Indenture for Senior Debt Securities (Form of Senior Debt Security included therein).
4.7	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Security included therein).
4.8	Form of Preferred Stock Certificate.*
4.9	Form of Certificate of Designation, Preferences and Rights of Preferred Stock.*
4.10	Form of Depositary Agreement.*
4.11	Form of Depositary Receipt.*
4.12	Form of Warrant Agreement (Form of Warrant included therein).*
5.1	Opinion of Alston & Bird LLP regarding legality of the Offered Securities.*
12.1	Statement regarding computation of consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

Exhibit	Description

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association under the Senior Debt Securities.
25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association under the Subordinated Debt Securities.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17. UNDERTAKINGS

A. RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND
CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. RULE 430A.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. QUALIFICATION OF TRUST INDENTURES

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

ACCREDO HEALTH, INCORPORATED

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Kyle J. Callahan Kyle J. Callahan	Director	January 6, 2003

/s/ Dick R. Gourley Dick R. Gourley	Director	January 6, 2003

/s/ John R. Grow John R. Grow	Director	January 6, 2003

Kenneth R. Masterson	Director	January , 2003

Signature	Title	Date

Kenneth J. Melkus	Director	January , 2003

/s/ Kevin L. Roberg Kevin L. Roberg	Director	January 6, 2003

Nancy-Ann DeParle	Director	January , 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

SOUTHERN HEALTH SYSTEMS, INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ John R. Grow John R. Grow	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

NOVA FACTOR, INC. OR, INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ John R. Grow John R. Grow	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

HEMOPHILIA HEALTH SERVICES, INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Kyle Callahan Kyle Callahan	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

PHARMACARE RESOURCES, INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr.	Director	January 6, 2003

/s/ Steve Fitzpatrick Steve Fitzpatrick	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

SUNRISE HEALTH MANAGEMENT, INC.

By:	/s/ Kyle Callahan

Name: Kyle Callahan Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel Kimbrough and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Kyle Callahan Kyle Callahan	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr.	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

BIOPARTNERS IN CARE, INC.

By:	/s/ Kyle Callahan

Name: Kyle Callahan Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel Kimbrough and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Kyle J. Callahan Kyle J. Callahan	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Steve Fitzpatrick Steve Fitzpatrick	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

ACCREDO THERAPEUTICS, INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr.	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

GENTIVA HEALTH SERVICES (INFUSION), INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr.	Director	January 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, as of January 6, 2003.

QUANTUM HEALTH RESOURCES (NEW YORK), INC.

By:	/s/ David D. Stevens

Name: David D. Stevens Title: Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Stevens and Thomas Bell, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David D. Stevens David D. Stevens	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2003

/s/ Joel R. Kimbrough Joel R. Kimbrough	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 6, 2003

/s/ Thomas W. Bell, Jr. Thomas W. Bell, Jr.	Director	January 6, 2003

EXHIBIT INDEX

Exhibit	Description

4.6	Form of Indenture for Senior Debt Securities (Form of Senior Debt Security included therein).

4.7	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Security included therein).

12.1	Statement regarding computation of consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.

23.1	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association under the Senior Debt Securities.

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association under the Subordinated Debt Securities.